UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on July 14, 2011. At the meeting, with quorum present, the Company’s stockholders approved the two proposals submitted to the stockholders which were described in detail in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on May 26, 2011. A summary of the voting results follows each proposal.

1.
Approval of the Purchase Agreement, dated May 6, 2011, between Digital Angel Corporation and Allflex USA, Inc., and the transactions contemplated by the Stock Purchase Agreement (referred to as the Destron Fearing Transaction). The proposal received 16,098,645 votes for, 1,677,546 votes against and 116,008 abstained.

2.
Approval, by non-binding advisory vote, of the compensation of named executive officers in connection with the Destron Fearing Transaction. The proposal received 10,914,267 votes for, 6,624,309 votes against, 353,623 abstained.

Section 8 – Other Events

Item 8.01  Other Events.

On July 15, 2011, the Company issued a press release announcing that the proposals submitted at the special stockholders meeting had been approved. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated July 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: July 19, 2011
	By:	/s/ Jason G. Prescott
Name: Jason G. Prescott
Title: Chief Financial Officer